Exhibit 99.7

                 INSTRUCTIONS AS TO USE OF THE DOSKOCIL COMPANIES
                          INCORPORATED RIGHTS CERTIFICATES

                 CONSULT THE INFORMATION AGENT, YOUR BANK OR BROKER
                                AS TO ANY QUESTIONS

                  The following instructions relate to a rights offering (the "Rights Offering") by Doskocil Companies Incorporated, a Delaware corporation (the "Company"), to the holders of its Common Stock, par value $0.01 per share (the "Common Stock"), and warrants to acquire Common Stock (the "Warrants"), as described in the Company's Prospectus dated _______, 1994 (the "Prospectus"). Holders of record of Common Stock and Warrants at the close of business on _______, 1994 (the "Record Date") are receiving .XX transferable subscription rights (the "Rights") for each share of Common Stock held or acquirable upon exercise of Warrants by them on the Record Date. An
          aggregate of approximately [          ] Rights exercisable to
          purchase an aggregate of approximately [         ] shares of
          Common Stock (the "Underlying Shares") are being distributed in connection with the Rights Offering. The Rights will expire at 5:00 p.m., New York City time, on __________, 1994, unless extended as described in the Prospectus (the "Expiration Date"). It is anticipated that the Rights will be traded on the National Association of Securities Dealers' Automated Quotation System/National Market System ("NASDAQ/NMS").

                  Each Right is exercisable, upon payment of $XX.XX in cash (the "Exercise Price"), to purchase one share of Common Stock (the "Basic Subscription Privilege"), subject to possible reduction described below. In addition, subject to the allot-ment and possible reduction described below, each Right also carries the right to subscribe at the Exercise Price for addi-tional shares of Common Stock up to the total number of Under-lying Shares (the "Oversubscription Privilege"); provided that the holder of such Right (a "Holder") exercises such Holder's Oversubscription Privilege in full. Underlying Shares will be available for purchase pursuant to the Oversubscription Privi-lege only to the extent that all the Underlying Shares are not subscribed for through the exercise of the Basic Subscription Privilege by the Expiration Date or are not issuable pursuant to the Basic Subscription Privilege as a result of a reduction in the number of shares issuable to a holder of Rights as described below. If the Underlying Shares so available (the "Excess Shares") are not sufficient to satisfy all subscrip-tions pursuant to the Oversubscription Privilege, the Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among the holders of Rights who exercise the Oversubscription Privilege in proportion to the number of Rights exercised by such Holder pursuant to the Basic Subscrip-tion Privilege, relative to the number of Rights exercised pursuant to the Basic Subscription Privilege by all Holders exercising the Oversubscription Privilege; provided, however, that if such pro rata allocation results in any holder being allocated a greater number of Excess Shares than such Holder subscribed for pursuant to the exercise of such Holder's Over-subscription Privilege, then such Holder will be allocated only such number of Excess Shares as such Holder oversubscribed for and the remaining Excess Shares will be allocated among all other Holders exercising Oversubscription Privileges on the same pro rata basis outlined above; such proration will be repeated until all Excess Shares have been allocated to the full extent of the Oversubscription Privileges exercised. If a proration of the Excess Shares results in a Holder receiving fewer Excess Shares than such Holder subscribed for pursuant to the Oversubscription Privilege, or a reduction of the number of Underlying Shares issuable to a Holder or Holders pursuant to the Basic Subscription Privilege or Oversubscription Privilege occurs as described below, then the excess funds paid by that Holder as the Exercise Price for shares not issued will be returned without interest or deduction. See "The Rights Offer-ing" in the Prospectus.

                  If the Company believes, following the Expiration Date, that the issuance of Underlying Shares pursuant to the Basic Subscription Privilege or the Oversubscription Privilege will have an adverse effect upon its ability to utilize its net operating loss carryforwards (including its built-in losses), then the Company will have the right to reduce the number of Underlying Shares issuable to all Holders exercising the Basic Subscription Privilege or the Oversubscription Privilege pro rata, or, to any individual Holder whose exercise of the Basic Subscription Privilege or Oversubscription Privilege may create such adverse effect, to the extent necessary in the sole opin-ion of the Company to avoid such adverse effect. See "Risk Factors -- Continuation of Net Operating Loss Carryforwards" in the Prospectus. Such opinion of the Company shall be conclu-sive and binding.

                  No fractional Rights or cash in lieu thereof will be issued or paid. The number of Rights distributed by the Compa-ny has been rounded up to the nearest whole number in order to avoid issuing fractional Rights.

                  The number of Rights to which you are entitled is print-ed on the face of your Rights Certificate. You should indicate your wishes with regard to the exercise or sale of your Rights by completing the appropriate form or forms on your Rights Certificate and returning the certificate to the Exercise Agent in the envelope provided.

                  Once a Holder has properly exercised the Basic Subscrip-tion Privilege and/or the Oversubscription Privilege, such exercise may not be revoked.

                  YOUR RIGHTS CERTIFICATE MUST BE RECEIVED BY THE EXERCISE AGENT, OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR RIGHTS CERTIFICATES MUST BE COMPLIED WITH, AND PAYMENT OF THE EXERCISE PRICE, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST
          BE RECEIVED BY THE EXERCISE AGENT, ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. YOU MAY NOT REVOKE ANY EXERCISE OF A RIGHT.

          1.   SUBSCRIPTION PRIVILEGE.

                 To exercise Rights, complete Form 1 and send your prop-erly completed and executed Rights Certificate, together with payment in full of the Exercise Price for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, to the Exercise Agent. Payment of the Exercise Price must be made in U.S. dollars for the full number of Underlying Shares being subscribed for (a) by check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to American Stock Transfer & Trust Company, as Exercise Agent, or (b) by wire transfer of funds to the account maintained by the Exercise Agent for the purpose of accepting subscriptions at Chemical Bank Account No. 61-093-045; ABA No. 021-000-128 or (c) a combination of the foregoing. The Exercise Price will be deemed to have been received by the Exercise Agent only upon (i) the clearance of any uncertified check, (ii) the receipt by the Exercise Agent of any certified check or bank draft drawn upon a U.S. bank or any postal, telegraphic or express money order or (iii) the receipt of good funds in the Exercise Agent's account designated above. If paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, Holders who wish to pay the Exercise Price by means of uncertified personal check are urged to make pay-ment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds.

                  You may also transfer your Rights Certificate to your bank or broker in accordance with the procedures specified in
          Section 3(a) below, make arrangements for the delivery of funds on your behalf and request such bank or broker to exercise the Rights Certificate on your behalf. Alternatively, you may cause a written guarantee substantially in the form of Exhibit A to these instructions (the "Notice of Guaranteed Delivery") from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being an "Eligible Institution"), to be received by the Exercise Agent at or prior to the Expiration Date together with payments in full of the applicable Exercise Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your Rights Certificate and the number of Rights being exercised pursuant to the Basic Subscription Privilege and the number of Underlying Shares, if any, being subscribed for pursuant to the Oversubscription Privilege, and will guarantee the delivery to the Exercise Agent of your properly completed and executed Rights Certificates within five NASDAQ/NMS trading days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Rights Certificates must be received by the Exercise Agent within five NASDAQ/NMS trading days of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Deliv-ery may be obtained upon request from the Information Agent at the address, or by calling the telephone number, indicated below.

                  Banks, brokers and other nominee Holders who exercise Rights and the Oversubscription Privilege on behalf of benefi-cial owners of Rights will be required to certify to the Exer-cise Agent and the Company the aggregate number of Rights as to which the Oversubscription Privilege has been exercised, and the number of Underlying Shares thereby subscribed for by each beneficial owner of Rights on whose behalf such nominee holder is acting. If more Underlying Shares are subscribed for pursu-ant to the Oversubscription Privilege than are available for sale, Underlying Shares will be allocated as described above.

                  The address and telephone numbers of the Exercise Agent are as follows:

                     If By Hand or By Overnight Courier:
                   American Stock Transfer & Trust Company
                                40 Wall Street
                                  46th Floor
                          New York, New York  10005
                            Telephone:(800) 937-5449
                                 (212) 936-5100
                           Telecopier:(718) 234-5001

                    If you exercise less than all of the Rights evidenced by your Rights Certificate by so indicating in Form 1 of your Rights Certificate, the Exercise Agent will issue to you a new Rights Certificate evidencing the unexercised Rights or, if you so indicate in Form 3 of your Rights Certificate, will endeavor to sell such unexercised Rights for you. However, if you choose to have a new Rights Certificate sent to you, you may not receive any such new Rights Certificate in sufficient time to permit you to sell or exercise the Rights evidenced thereby. If you have not indicated the number of Rights being exercised, or if you have not forwarded full payment of the Exercise Price for the number of Rights that you have indicated are being exercised, you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of whole Rights which may be exercised for the aggregate Exercise Price payment delivered by you and to the extent that the aggregate Exercise Price payment delivered by you exceeds the product of the Exercise Price multiplied by the number of Rights evidenced by the Rights Certificates delivered by you (such excess being the "Exercise Excess"), you will be deemed to have exercised your Oversubscription Privilege to purchase, to the extent available, that number of whole Excess Shares equal to the quotient obtained by dividing the Exercise Excess by the Exercise Price.

          2.   DELIVERY OF STOCK CERTIFICATES, ETC.

                    The following deliveries and payments will be made to the address shown on the face of your Rights Certificate unless you provide instructions to the contrary on Form 4.

                    (a) Basic Subscription Privilege. As soon as prac-ticable after the Expiration Date and the valid exercise of Rights, the Exercise Agent will mail to each exercising Holder certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Privilege.

                    (b) Oversubscription Privilege. As soon as practi-cable after the Expiration Date and the consummation of the Acquisition, the Exercise Agent will mail to each Holder who validly exercises the Oversubscription Privilege the number of shares allocated to such Holder pursuant to the Oversubscrip-tion Privilege. See "The Rights Offering -- Subscription Privileges -- Oversubscription Privilege" in the Prospectus.

                    (c) Cash Payments. As soon as practicable after the Expiration Date, the Exercise Agent will mail to each Holder who exercises the Basic Subscription Privilege and/or the Oversubscription Privilege any excess funds received in payment of the Exercise Price for Underlying Shares that are subscribed for by such Holder but not allocated to such Holder as a result of proration or reduction as described above, without interest or deduction.

                    Promptly following any sale of the Rights through the Exercise Agent, the Exercise Agent will mail a check for any Rights sold to the holder of such Rights, less any applicable brokerage commissions, taxes and other direct expenses or sale charges.

          3.   TO SELL OR TRANSFER RIGHTS.

                    (a) Sale of Rights through a Bank or Broker. To sell all Rights evidenced by a Rights Certificate through your bank or broker, so indicate on Form 2 and deliver your properly completed and executed Rights Certificate to your bank or broker. Your Rights Certificate should be delivered to your bank or broker in ample time for it to be exercised. If Form 2 is completed without designating a transferee, the Exercise Agent may thereafter treat the bearer of the Rights Certificate as the absolute owner of all of the Rights evidenced by such Rights Certificate for all purposes, and the Exercise Agent shall not be affected by any notice to the contrary. Because your bank or broker cannot issue Rights Certificates, if you wish to sell less than all of the Rights evidenced by a Rights Certificate, either you or your bank or broker must instruct the Exercise Agent as to the action to be taken with respect to the Rights not sold, or you or your bank or broker must first have your Rights Certificate divided into Rights Certificates of appropriate denominations by following the instructions in paragraph 4 of these instructions. The Rights Certificates evidencing the number of Rights you intend to sell and then be transferred by your bank or broker in accordance with the instructions in this paragraph 3(a).

                    (b) Transfer of Rights to a Designated Transferee. To transfer all of your Rights to a transferee other than a bank or broker, you must complete Form 2 in its entirety, execute the Rights Certificate and have your signature guaran-teed by an Eligible Institution. A Rights Certificate that has been properly transferred in its entirety may be exercised by a new Holder without having a new Rights Certificate issued. Because only the Exercise Agent can issue Rights Certificates, if you wish to transfer less than all of the Rights evidenced by your Rights Certificate to a designated transferee, you must instruct the Exercise Agent as to the action to be taken with respect to the Rights not sold or transferred, or you must divide your Rights Certificate into Rights Certificates of appropriate smaller denominations by following the instructions in paragraph 4 below. The Rights Certificate evidencing the number of Rights you intend to transfer can then be transferred by following the instructions in this paragraph 3(b).

                    (c) Sale of Rights through Exercise Agent. To sell some or all of your Rights evidenced by the Rights Certifi-cate, your Rights Certificate should be delivered to the Exer-cise Agent in ample time for it to be sold and exercised, but in no event later than ______ a.m., New York City time, on ___________, 1994. The Exercise Agent's obligation to execute orders is subject to its ability to find buyers. If you wish to sell less than all of your Rights, you and your bank or broker must instruct the Exercise Agent as to the action to be taken with respect to the Rights not sold. Promptly following any sale of your Rights through the Exercise Agent, the Exer-cise Agent will send you a check for the net proceeds of such sale as described in the Prospectus. If you wish to sell Rights through the Exercise Agent, you should also complete the Substitute Form W-9 referred to in Paragraph 7 below.

          4.   TO HAVE A RIGHTS CERTIFICATE DIVIDED INTO SMALLER DENOMI-
               NATIONS.

                    Send your Rights Certificate, together with complete separate instructions (including specification of the denomina-tions into which you wish your Rights to be divided) signed by you, to the Exercise Agent, allowing a sufficient amount of time for new Rights Certificates to be issued and returned so that they can be used prior to the Expiration Date. Alterna-tively, you may ask a bank or broker to effect such actions on your behalf. Your signature must be guaranteed by an Eligible Institution if any of the new Rights Certificates are to be issued in a name other than that in which the old Rights Cer-tificate was issued. Rights Certificates may not be divided into fractional Rights, and any instruction to do so will be rejected. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you or your transferee may not receive such new Rights Certifi-cates in time to enable the Holder to complete a sale or exer-cise by the Expiration Date. Neither the Company nor the Exercise Agent will be liable to either a transferor or trans-feree for any such delays.

          5.   EXECUTION.

                    (a) Execution by Registered Holder. The signature on the Rights Certificate must correspond with the name of the registered Holder exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever. Persons who sign the Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Exercise Agent in its sole and absolute discretion, must present to the Exercise Agent satisfactory evidence of their authority to so act.

                    (b) Execution by Person Other than Registered Hold-er. If the Rights Certificate is executed by a person other than the Holder named on the face of the Rights Certificate, proper evidence of authority of the person executing the Rights Certificate must accompany the same unless, for good cause, the Exercise Agent dispenses with proof of authority.

                    (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you wish to transfer your Rights, as specified in 3(b) above, to a transferee other than a bank or broker, or if you specify special payment, issuance or delivery instructions pursuant to Form 4.

          6.   METHOD OF DELIVERY.

                    The method of delivery of Rights Certificates and payment of the Exercise Price to the Exercise Agent will be at the election and risk of the Holder, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that sufficient number of days be allowed to ensure delivery to the Exercise Agent and the clearance of any checks sent in payment of the Exercise Price prior to 5:00 p.m., New York City time, on the Expiration Date.

          7.   SUBSTITUTE FORM W-9.

                    Each Holder who elects either to exercise Rights or to have the Exercise Agent endeavor to sell such holder's Rights should provide the Exercise Agent with a correct Taxpay-er Identification Number ("TIN") on Substitute Form W-9, which is included as Exhibit B hereto. Additional copies of Substi-tute Form W-9 may be obtained upon request from the Exercise Agent at the address, or by calling the telephone number, indicated above. Failure to provide the information on the form may subject such holder to 30% federal income tax with-holding with respect to (i) dividends that may be paid by the Company on shares of Common Stock purchased upon the exercise of Rights (for those holders exercising Rights), or (ii) funds to be remitted to Rights holders in respect of Rights sold by the Exercise Agent (for those holders electing to have the Exercise Agent sell their Rights).


                                                             Exhibit A

                       NOTICE OF GUARANTEED DELIVERY
                                    FOR
                            RIGHTS CERTIFICATES
                                 ISSUED BY
                      DOSKOCIL COMPANIES INCORPORATED

               This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated _________, 1994 (the "Prospectus") of Doskocil Companies Incorporated, a Delaware corporation (the "Company"), if a Holder of Rights cannot deliver the certificate(s) evidencing the rights (the "Rights Certificate(s)"), to the Exercise Agent listed below at or prior to 5:00 p.m. New York City time on ____________, 1994, or such later date to which the Rights Offering may have been extended at the option of the Company (the "Expiration Date"). Such form must be delivered by hand or mail or may be transmitted by telegram or facsimile transmission, to the Exercise Agent, and must be received by the Exercise Agent on or prior to the Expiration Date. See "The Rights Offering--Exercise of Rights" in the Prospectus. Payment of the Exercise Price of $xx.xx per share for each share of the Company's Common Stock subscribed for upon exercise of such Right must be received by the Exercise Agent in the manner specified in the Prospectus at or prior to 5:00 p.m. New York City time on the Expiration Date even if the Rights Certificate is being delivered pursuant to the procedure for guaranteed delivery thereof. Consummation of the Rights Offering is subject to the terms and conditions set forth in the Prospectus.

                           The Exercise Agent is:

                  American Stock Transfer & Trust Company

                            General Information
                               (800) 937-5449
                               (212) 936-5100

          By Mail:            Facsimile transmission:            By Hand:
                                   (718) 234-5001

     American Stock Transfer                            American Stock Transfer
       & Trust Company                                        & Trust Company
     40 Wall Street                                    40 Wall Street
     46th Floor                                        46th Floor
     New York, New York 10005                          New York, New York 10005

          DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OR TELEGRAM OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.


     Ladies and Gentlemen:

               The undersigned hereby represents that he or she is the holder of Rights Certificate(s) representing ____ Rights and that such Rights Certificate(s) cannot be delivered to the Exercise Agent at or before 5:00 p.m. New York City time on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to subscribe for one share of Common Stock per Right with respect to each of ___ Rights represented by such Rights Certificate and (ii) the Oversubscription Privilege relating to each such Right to subscribe, to the extent that Excess Shares (as defined in the Prospectus) are available therefor, for an aggregate of up to ___ Excess Shares. The undersigned understands that payment of the Exercise Price of $xx.xx per share for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and Oversubscription Privilege must be received by the Exercise Agent at or before 5:00 p.m. New York City time on the Expiration Date and represents that such payment, in the aggregate amount of $_____, either (check appropriate box):

               ( )  is being delivered to the Exercise Agent herewith;

               ( )  has been delivered separately to the Exercise Agent;

     and is or was delivered in the manner set forth below (check appropriate box(es) and complete information relating thereto

               ( )  wire transfer of funds
                    - name of transferor institutions  . . . . . . . . . . .
                    - date of transfer . . . . . . . . . . . . . . . . . . .
                    - confirmation number (if available) . . . . . . . . . .

               ( ) uncertified check (Payment by uncertified check will not be deemed to have been received by the Exercise Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

               ( )  certified check

               ( )  bank draft (cashier's check)

               ( )  money order
                    - name of maker  . . . . . . . . . . . . . . . . . . . .
                    - date of check, draft or money order  . . . . . . . . .
                    - check, draft or money order number . . . . . . . . . .
                    - bank on which check is drawn or issuer of money order

     Signature(s). . . . . . . . . . .     Address . . . . . . . . . . . . .
     . . . . . . . . . . . . . . . . .     . . . . . . . . . . . . . . . . .
     Name(s) . . . . . . . . . . . . .     . . . . . . . . . . . . . . . . .
     . . . . . . . . . . . . . . . . .     . . . . . . . . . . . . . . . . .
     . . . . . . . . . . . . . . . . .     . . . . . . . . . . . . . . . . .
          Please Type or Print             Area Code and Tel. No(s). . . . .
                                           . . . . . . . . . . . . . . . . .

     Rights Certificate No(s). (if available) . . . . . . . . . . . . . . . .


                              GUARANTEE OF DELIVERY
           (Not to be used for Rights Certificate Signature guarantee)

               The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees that the undersigned will deliver to the Exercise Agent the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within five NASDAQ trading days after the date hereof

     . . . . . . . . . . . . . . . .   Dated:  . . . . . . . . . . . . . .

     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     . . . . . . . . . . . . . . . . .     (Name of Firm)
          (Address)

     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     (Area Code and Telephone Number)            (Authorized Signature)

               The institution which completes this form must communicate the guarantee to the Exercise Agent and must deliver the Rights Certificate(s) to the Exercise Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.


                                                          Exhibit B

                          IMPORTANT TAX INFORMATION

                    Under the federal income tax law, (i) dividend payments that may be made by the Company on shares of Common Stock issued upon the exercise of Rights, and (ii) payments that may be remitted by the Exercise Agent to Holders in respect of Rights sold on such Holders' behalf by the Exercise Agent, may be subject to backup withhold-ing, and each Holder who either exercises Rights or requests the Exercise Agent to sell Rights should provide the Exercise Agent (as Company's agent, in respect of exercised Rights, and as payer with respect to Rights sold by the Exercise Agent) with such Holder's correct taxpayer identification number on Substitute Form W-9 below. If such Holder is an individual, the taxpayer identification number is his social security number. If the Exercise Agent is not provided with the correct taxpayer identification number in connection with such payments, the Rights holder may be subject to a $50 penalty imposed by the Internal Revenue Service.

                    Exempt Holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting re-quirements. In general, in order for a foreign individu-al to qualify as an exempt recipient, that Holder must submit a statement, signed under the penalties of perju-ry, attesting to that individual's exempt status. Such statements can be obtained from the Exercise Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for addi-tional instructions.

                    If backup withholding applies, the Company or the Exercise Agent, as the case may be, will be required to withhold 31 percent of any such payments made to the Holder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax with-held. If withholding results in an overpayment of taxes, a refund may be obtained.

          PURPOSE OF SUBSTITUTE FORM W-9

                    To prevent backup withholding, the Holder is required to notify the Exercise Agent of his correct taxpayer identification number by completing the form below certifying that the taxpayer identification number provided on Substitute Form W-9 is correct (or that such Holder is awaiting a taxpayer identification member).



          WHAT NUMBER TO GIVE THE EXERCISE AGENT

                    The Holder is required to give the Exercise
          Agent the social security number or employer identifica-tion number of the record owner of the Rights. If the Rights are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Sub-stitute Form W-9 for additional guidelines on which number to report.


          PAYER'S NAME: AMERICAN STOCK TRANSFER & TRUST COMPANY
_______________________________________________________________________________
SUBSTITUTE               | Part I - Taxpayer Identification No. | PART II -FOR
                         |                                      | FOR PAYEES
Form W-9                 |                                      | EXEMPT FROM
Department of the        |                                      | BACKUP WITH-
Treasury                 |                                      | HOLDING (SEE
Internal Revenue         |                                      | ENCLOSED
Service                  |                                      | GUIDELINES)
                         |______________________________________|
Payer's Request For      |Enter your taxpayer                   |
Taxpayer Identification  |identification number ________________|
Number (TIN)             |in the appropriate     Social Security|
                         |box.  For most         Number         |
                         |individuals, this is                  |
                         |your social security                  |
                         |number.  If you do                    |
                         |not have a number,                    |
                         |see How to Obtain a        or         |
                         |'TIN' in the en-                      |
                         |closed guidelines.                    |
                         |                                      |
                         |Note:  If the ac-                     |
                         |count is in more      ________________|
                         |than one name, see     Employer       |
                         |the chart on page 2    Identification |
                         |of enclosed Guide-     Number         |
                         |lines to determine                    |
                         |what number to                        |
                         |give.                                 |
_______________________________________________________________________________
   Certification -- Under penalties of perjury, I certify that:

   (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

   (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am so longer subject to backup withholding.

   Certification Guidelines -- You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).
______________________________________________________________________________

   SIGNATURE:__________________  DATE ____________________, 1994
______________________________________________________________________________
   NOTE: FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW ENCLOSED GUIDELINES FOR CERTIFI-CATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITION-AL DETAILS.
______________________________________________________________________________


          GUIDELINES FOR CERTIFICATE OF TAXPAYER IDENTIFICATION
                     NUMBER ON SUBSTITUTE FORM W-9

       GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO
          GIVE THE PAYER.  SOCIAL SECURITY NUMBERS HAVE NINE DIGITS
        SEPARATED BY TWO HYPHENS: I.E. 000-000-0000.  EMPLOYER IDENTI-
       FICATION NUMBERS HAVE NINE DIGITS SEPARATED BY ONLY ON HYPHEN:
         I.E. 00-0000000.  THE TABLE BELOW WILL HELP DETERMINE THE
                        NUMBER TO GIVE THE PAYER.

                                                 GIVE THE NAME AND
                                                   SOCIAL SECURITY
           FOR THIS TYPE OF ACCOUNT:                  NUMBER OF
     __________________________________    ______________________________
      1.  INDIVIDUAL                       The Individual
     __________________________________    ______________________________
      2.  Two or more individuals
          (joint account)                  The actual owner of
                                           the account or, if
                                           combined funds, the
                                           first individual on
                                           the account(1)
     __________________________________    ______________________________
      3.  Custodian account of a minor
          (Uniform Gift to Minors
          Act)                             The minor(2)
     __________________________________    ______________________________
      4. a. The usual revocable savings
            trust (grantor is also         The grantor-trustee(1)
            trustee
     __________________________________    ______________________________
         b. The so-called trust account
            that is not a legal or valid
            trust under State law          The actual owner(1)
     __________________________________    ______________________________
      5. Sole proprietorship               The owner(4)
     __________________________________    ______________________________
                                             Give the name and
                                           EMPLOYER IDENTIFICATION
         For this type of account:              number of -
     __________________________________    ______________________________
      6. A valid trust, estate or          Legal entity (do not
          pension trust                    furnish the identifi-
         trust                             cation number of the
                                           personal representa-
                                           tive or trustee un-
                                           less the legal entity
                                           itself is not desig-
                                           nated in the account
                                           title) (3)
     __________________________________    ______________________________
      7. Corporation                       The corporation
     __________________________________    ______________________________
      8. Association, club, religious,
         charitable, educational or other  The organization
         tax-exempt organization
     __________________________________    ______________________________
      9. Partnership                       The partnership
     __________________________________    ______________________________
      10.A broker or registered nominee    The broker or nominee
     __________________________________    ______________________________
      11.Account with the Department of    The public entity
         Agriculture in the name of a
         public entity (such as a State
         or local government, school dis-
         trict, or prison) that receives
         agricultural program payments
     __________________________________    ______________________________

          (1) LIST FIRST AND CIRCLE THE NAME OF THE PERSON WHOSE NUMBER YOU FURNISH.

          (2) CIRCLE THE MINOR'S NAME AND FURNISH THE MINOR'S SOCIAL SECURITY NUMBER.

          (3) LIST FIRST AND CIRCLE THE NAME OF THE LEGAL TRUST, ESTATE OR PENSION TRUST.

          (4)            SHOW THE NAME OF THE OWNER.

          NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAMED LISTED.

          OBTAINING A NUMBER

              If you don't have a taxpayer identification number of your don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

            PAYEES EXEMPT FROM BACKUP WITHHOLDING

             Payees specifically exempted from backup withholding on ALL payments include the following:

                 *  A corporation.
                 *  A financial institution.
                 * An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).
                 * The United States or any agency or instrumentality thereof.
                 * A State, the District of Columbia, a possession of the United States, or any subdivision or instrumen-tality thereof.
                 * A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
                 * A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
                 * An international organization or any agency or in-strumentality thereof.
                 * A dealer in securities or commodities registered in the United States or a possession of the United States.
                 *  A real estate investment trust.
                 *  A common trust fund operated by a bank under section
                    584(a).
                 * As exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
                 * An entity registered at all times under the Invest-ment Company Act of 1940.
                 *  A foreign central bank issue.

               Payment of dividends and patronage dividends not generally subject to backup withholding include the following:

                 * Payments to nonresident aliens subject to withholding under section 1441.
                 * Payments to partnerships non engaged in a trade or business in the United States and which have at least one nonresident partner.
                 * Payments of patronage dividends where the amount received is not paid in money.
                 *  Payments made by certain foreign organizations.
                 *  Payments made to a nominee.

               Payments of interest not generally subject to backup withholding include the following:

                 * Payments of interest on obligations issued by indi-viduals. Note: You may be subject to backup with-holding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identifi-cation number to the payer.
                 * Payments of tax-exempt interest (including exempt-interest dividends under section 852).
                 * Payments described in section 6049(b)(5) to nonresi-dent aliens.
                 *  Payments on tax-free covenant bonds under section
                    1451.
                 *  Payments made by certain foreign organizations.
                 *  Payments made to a nominee.

          Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILL THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

               Payments that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041(a), 6042, 6044, 6045,
          6049, 6050A and 6050N.

          Privacy Act Notice. Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identi-fication numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of tax-able interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

          Penalties

               (1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

               (2) Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

               (3) Criminal Penalty for Falsifying Informa-tion. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.


          FOR ADDITIONAL INFORMATION, CONTACT YOU TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.